Exhibit 99.1

Kymera Therapeutics Announces First-in-Human Dose in Phase 1 Trial of KT-474, a First-in-Class IRAK4 Protein Degrader to Treat Immune-Inflammatory Diseases

KT-474 is the first IRAK4 degrader, and first heterobifunctional small molecule protein degrader outside of oncology, to enter clinical development

Phase 1 trial to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of orally administered KT-474 in healthy volunteers, as well as in patients with atopic dermatitis or hidradenitis suppurativa

Watertown, Mass. (March 2, 2021) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, today announced that the Company recently initiated dosing in the single ascending dose (SAD) portion of the Phase 1 clinical trial evaluating KT-474 in adult healthy volunteers and patients with atopic dermatitis or hidradenitis suppurativa. KT-474 is a potential first-in-class, highly active and selective, orally bioavailable IRAK4 degrader being developed for the treatment of toll-like receptor (TLR)/interleukin-1 receptor (IL-1R)-driven immune-inflammatory diseases, such as atopic dermatitis, hidradenitis suppurativa, rheumatoid arthritis and potentially other indications.

“We are excited to initiate dosing in the SAD portion of the Phase 1 trial of KT-474, marking the first time that a heterobifunctional small molecule degrader has ever been administered to healthy volunteers,” said Jared Gollob, MD, Chief Medical Officer of Kymera Therapeutics. “Atopic dermatitis, hidradenitis suppurativa and rheumatoid arthritis collectively impact millions of people in the U.S. alone, and we believe our novel approach of degrading IRAK4 with KT-474 offers the potential to improve outcomes over current treatment options. We look forward to our next milestone of establishing safety, on-target pharmacology, and mechanistic proof-of-concept with KT-474 in healthy volunteers later this year.”

The first-in-human Phase 1 trial is a randomized, double-blind, placebo-controlled, single and multiple ascending dose study designed to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of orally administered KT-474 in adult healthy volunteers and patients with atopic dermatitis or hidradenitis suppurativa. Additional information on this clinical trial can be found on www.clinicaltrials.gov.

“KT-474 is the first heterobifunctional protein degrader candidate to advance into the clinic for immune-inflammatory conditions, representing a significant achievement for Kymera and an important milestone for the whole field of targeted protein degradation,” said Nello Mainolfi, PhD, Co-Founder, President and CEO, Kymera Therapeutics. “I am proud of the progress that our R&D organization has made to advance our first program into the clinic in only four years, and we are looking forward to the initiation of our IRAKIMiD and STAT3 Phase 1 oncology trials in 2021, setting up a transformational year for Kymera.”

About IRAK4 and KT-474

IRAK4 is a key protein involved in inflammation mediated by the activation of TLRs and IL-1Rs. Aberrant activation of these pathways is the underlying cause of multiple immune-inflammatory conditions. KT-474 is designed to block TLR/IL-1R-mediated inflammation more broadly compared to monoclonal antibodies targeting single cytokines and enable pathway inhibition that is superior to IRAK4 kinase inhibitors by abolishing both the kinase and scaffolding functions of IRAK4.

Kymera is collaborating with Sanofi on the development of degrader candidates targeting IRAK4, including KT-474 (SAR444656), outside of the oncology and immuno-oncology fields.

About Pegasus™

Pegasus™ is Kymera Therapeutics’ proprietary protein degradation platform, created by its team of experienced drug hunters to improve the effectiveness of targeted protein degradation and generate a pipeline of novel therapeutics for previously undruggable diseases. The platform consists of informatics-driven target identification, novel E3 ligases, proprietary ternary complex predictive modeling capabilities, and degradation tools.

About Kymera Therapeutics

Kymera Therapeutics is a biopharmaceutical company focused on advancing the field of targeted protein degradation, a transformative new approach to address previously intractable disease targets. Kymera’s Pegasus™ targeted protein degradation platform harnesses the body’s natural protein recycling machinery to degrade disease-causing proteins, with a focus on undrugged nodes in validated pathways currently inaccessible with conventional therapeutics. Kymera is accelerating drug discovery with an unmatched ability to target and degrade the most intractable of proteins, and advance new treatment options for patients. Kymera’s initial programs are IRAK4, IRAKIMiD, and STAT3, which each address high impact targets within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. For more information, visit www.kymeratx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: strategy, business plans and objectives for the IRAK4, IRAKIMiD and STAT3 degrader programs; and plans and timelines for the clinical development of Kymera Therapeutics’ product candidates, including the therapeutic potential and clinical benefits thereof. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current preclinical studies and future clinical trials, strategy and future operations; the delay of any current preclinical studies or future clinical trials or the development of Kymera Therapeutics’ drug candidates; the risk that the results of current preclinical studies may not be predictive of future results in connection with future clinical trials; Kymera Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities, including the resolution of the current partial clinical hold for KT-474; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed on November 5, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics’ subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact:

Paul Cox

VP, Investor Relations and Communications

pcox@kymeratx.com

917-754-0207

Media Contact:

Lissette L. Steele

Verge Scientific Communications for Kymera Therapeutics

lsteele@vergescientific.com

202-930-4762